UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  July 22, 2005

(Date of earliest event reported)

SOUTHWEST WATER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-8176	95-1840947
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, California 90017-3782
(Address of principal executive offices, including zip code)

(213) 929-1800
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                 Entry into a Material Definitive Agreement

On July 22, 2005, Southwest Water Company (the “Company”) entered into an amendment (the “Amendment”) to the Severance Compensation Agreement, dated August 5, 1998 (the “Agreement”), between the Company and Anton C. Garnier, Chief Executive Officer of the Company.  The Agreement, a form of which has been previously filed as Exhibit 10.9A to the Company’s Form 10-K Report for the year ended December 31, 1998, sets forth the severance compensation which the Company agrees to pay to certain executives if his or her employment with the Company terminates under one of the circumstances described therein following a change in control.  The Amendment for Mr. Garnier deletes all references to Mr. Garnier’s retirement at a specific age, and deletes all other references to retirement.  All other terms of Mr. Garnier’s Agreement not specifically addressed in the Amendment will continue in full force and effect.  The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01                                                 Financial Statements and Exhibits

(c)                                  Exhibits

Number	Exhibit
10.1	First Amendment to Severance Compensation Agreement, dated as of July 22, 2005, between Southwest Water Company and Anton C. Garnier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 27, 2005

SOUTHWEST WATER COMPANY

By:	/s/ SHELLEY A. FARNHAM
Shelley A. Farnham
Secretary

EXHIBIT INDEX

Number	Exhibit
10.1	First Amendment to Severance Compensation Agreement, dated July 22, 2005, between Southwest Water Company and Anton C. Garnier.